SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                               MEDGRUP CORPORATION
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:


     2)   Aggregate number of securities to which transaction applies:


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:


     5)   Total fee paid:


[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     4)   Date Filed:

                               MEDGRUP CORPORATION
                         1824 Woodmoor Drive, Suite 102
                            Monument, Colorado 80132

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 17, 2001

     The Annual Meeting of Shareholders of MedGrup Corporation, a Colorado corporation (the "Company"), will be held at the office of the Company, 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, phone (719) 481-1500, on May 17, 2001, at 10:00 a.m., Denver Time, for the following purposes:

     1. To elect five members of the Board of Directors to serve until the next annual meeting of shareholders or until their successors are elected;

     2. To ratify the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2001;

     3. To ratify an amendment to the Company's Incentive Stock Option Plan increasing the shares authorized to be issued under the Plan to 1,750,000, allowing for an annual increase in the number of shares reserved under the Plan effective upon the date of each year's Annual Meeting of the Shareholders and eliminating an anti-dilution clause contained in the Plan;

     4. To ratify amended and restated Articles of Incorporation; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 5, 2001 as the record date for the determination of the holders of the Company's common stock, par value $.001, entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record on the books of the Company at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment and postponement thereof.

     All shareholders are invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. Any shareholder attending the annual meeting may revoke his or her proxy and vote in person, even if that shareholder has returned a proxy.

     A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                            By Order of the Board of Directors,



                                            Margaret M. Cronin, Secretary
April ____, 2001

PROXY STATEMENT

                               MEDGRUP CORPORATION

                         Annual Meeting of Shareholders
                                  May 17, 2001

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MedGrup Corporation, a Colorado corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the office of the Company, 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, phone (719) 481-1500 on May 17, 2001 at 10:00 a.m., Denver Time,
and at any and all adjournments of such meeting. This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders on or about April ___, 2001.

     If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted FOR the election of all nominees named herein as directors, FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors, FOR the ratification of the Amendment to the Incentive Stock Option Plan and FOR the ratification of the Amended and Restated Articles of Incorporation.

     Shareholders who execute Proxies for the Annual Meeting may revoke their Proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute Proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

     Only holders of record of the Company's common stock, par value $.001 per share, on April 5, 2001 are entitled to receive notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote. On April 5, 2001, there were a total of [5,806,831] shares of common stock outstanding. The presence in person or by proxy of not less than a majority of the outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Brokers who hold common stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals is "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on any matter voted on at the meeting because they will not be counted as votes for or against any matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.


                              ELECTION OF DIRECTORS
                           (Proposal 1 on Proxy Card)

Directors
---------

     The Board of Directors currently consists of five members. The following table reflects the directors of the Company as of the date of this Proxy Statement, all of whom are nominees for reelection at the Annual Meeting:

     Name                         Age       Position
     ----                         ---       --------

     William D. Cronin            43        Chairman of the Board of Directors
                                            and Chief Executive Officer

     Terry J. Holmes              46        President and Director

     Margaret M. Cronin(2)        43        Executive Vice President, Secretary,
                                            Treasurer and Director

     Alan W. Baldwin(1,2)         64        Director

     Elizabeth W. Murdaugh(1,2)   47        Director

-----------------------------

1  Members of the Compensation Committee.
2  Members of the Audit Committee.

-----------------------------

     The following information summarizes the business experience for the last five years of the directors of the Company, as well as, where relevant, the educational background of such individuals:

     William D. Cronin has been our Chairman and Chief Executive Officer since our merger with MedGrup Development Services in 1999. Prior to that, he was the president and founder of MedGrup Development Services, a position he occupied since 1994. MedGrup Development Services was a private corporation engaged in a business similar to ours prior to the merger. Prior to his position with MedGrup, Mr. Cronin spent over 15 years in engineering and related sales and marketing positions for privately held companies both nationally and internationally. Mr. Cronin is a graduate of the Bolton Street College of Engineering in Dublin, Ireland.

     Terry J. Holmes joined our Company as President on February 14, 2000. From June 1995 through January 2000, he worked for American Telecasting, Inc., first as vice president of operations and later senior vice president. American Telecasting was a publicly-traded entity engaged in the wireless communications industry. Sprint Corporation acquired American Telecasting, Inc. in September 1999.

     Margaret M. Cronin, who is the wife of William Cronin, became Executive Vice President, Treasurer and a Director of MedGrup Development Services in August 1998 and assumed those positions with the Company following the merger in May 1999. Prior to those positions, she functioned as the office manager of MedGrup Development Services since approximately March 1997. Prior to her association with the Company and its predecessor, she worked as a senior financial analyst for Texaco Corporation in a Texas office. Ms. Cronin graduated from the Illinois State University with a Bachelors of Business Administration in 1979.

     Alan W. Baldwin became a director in August 2000. Mr. Baldwin is currently chief executive officer of Copper Glass Optical Solutions, Inc., a private Delaware corporation, a position he has held since July 2000. From November, 1997 through June, 2000, he served as president of Wren Associates, Ltd., a management consulting firm specializing in advanced materials, Internet based business to business, EMF/ELF radiation suppression for cellular communications and other business situations. Since November 1997, he has also served as a director of Advanced Technical Products, Inc., a Delaware corporation with securities traded on the Nasdaq exchange. From March 1994 through October 1997, he served as chairman and chief executive officer of Lunn Industries, Inc., where he completed a turnaround, reorganization and eventual merger of the company. Mr. Baldwin received a Bachelor of Science in 1959 from the U.S. Military Academy at West Point, New York, and received his Masters Degree in engineering and mathematics from the University of Alabama in 1963.

     Elizabeth W. Murdaugh also became a director in August 2000. In 1994, Dr. Murdaugh co-founded, and since that time has served as an officer of, Woodmoor Group, a privately held Colorado corporation providing executive search services. Since 1994, she has also served on the board of directors of the Center for Prevention of Domestic Violence, a Colorado Springs-based non-profit organization, also serving on the finance committee for three of those years and as vice president and president of the organization. Prior to that, she was a practicing physician. She received her Bachelors Degree in 1976 from Brown University, her Doctorate in Medical Sciences in 1981 from Duke University and completed her Pediatric Residency at Johns Hopkins Hospital.

     Each director who is elected at the meeting will serve until the next annual meeting of shareholders or until his successor is duly elected and qualified, or until his resignation or removal.

     If a quorum is present, directors are elected by a plurality of votes (i.e. the five candidates receiving the highest number of votes will be elected to the Board of Directors). The Board of Directors unanimously recommends a vote FOR the nominees listed above.

Executive Officers
------------------

     In addition to the executive officers who are also directors, described above, the following individuals also serve as executive officers of the
Company:

     Gary B. Mendenhall, who is 42 years old, joined the Company as Vice President and Chief Operating Officer in February 1999 and now acts as Senior Vice President. Prior to that, he was the director of international event marketing for Meckler Media/Penton Media, a publicly-traded company, where he was responsible for Internet world trade shows in 32 countries. Mr. Mendenhall occupied that position from January 1998 until February 1999. From October 1994 to December 1997, he was the manager of international event marketing for Softbank Comdex, a publicly-traded entity. He is a 1981 graduate of the University of Michigan School of Engineering.

     James S. Wantman, who is 57 years old, joined us as Controller on January 3, 2000 and was appointed Vice President of Finance on August 10, 2000. From March 1998 to December 1999, he was the vice president of finance and controller for National Accounts, Inc., a national service company. From 1990 until 1997, Mr. Wantman was the owner of a photo processing and custom framing business with three locations in the North Boston area. He is a graduate of the Bently College of Accounting and Finance with a Bachelor of Science in Accounting in 1967.

     All officers of the Company serve at the pleasure of the Board of Directors.

Significant Employees
---------------------

     The Company also has the following significant employees who are not executive officers:

     Alice O. Zentner, RHIA, joined MedGrup Development Services, Inc. as manager of coding services in February 1998 and now serves as Director of Education and Outpatient Coding. Prior to her association with us or our predecessor, she worked as an independent contractor for various hospitals in the Denver area and other companies providing coding services, coding support and education. She functioned in that capacity from 1995 to 1998. Ms. Zentner is a 1987 graduate of Carroll College, Helena, Montana, with a Bachelor of Arts in Medical Records Administration.

     Susan Cranston, RHIT, CCS, is our Director of Coding Services. Prior to joining MedGrup late in 1998, Ms. Cranston served as director of medical records and coding supervisor at hospitals in Kansas and Wyoming. Ms. Cranston has also worked as a consultant for acute care hospitals, clinics, rehabilitation hospitals and skilled nursing facilities. In her current role, Ms. Cranston leads, manages and supports our coding processes and personnel, also providing on-site and off-site client support.

     Kemmel Dunham joined MedGrup as Director of Business Services in July 2000. Mr. Dunham is a 1989 graduate of Abilene Christian University with a BS in Biology. Mr. Dunham has had 12 years experience in healthcare accounts receivable management, including admissions, charge master, billing, collections and cash reconciliation. Prior to joining MedGrup, Mr. Dunham held manager and director positions in two Texas Healthcare Systems. As a result, he has extensive experience in business services reorganization resulting in improved customer service, data integrity, billing compliance and accuracy and improved cash collections. Mr. Dunham's primary focus is the development of the business services consulting department, which will enhance the client services we offer.

Board of Directors' Meetings and Committees
-------------------------------------------

     During the fiscal year ended December 31, 2000 (hereinafter "last fiscal year"), the Company's Board of Directors held three meetings and took action three times by unanimous written consent. Mr. and Ms. Cronin and Mr. Holmes were directors during the entire last fiscal year and participated in each decision made by the Board. Dr. Murdaugh and Mr. Baldwin were directors from August 2000 through the end of the last fiscal year and participated in each decision made by the Board during that time period.

     In November 2000, the Board of Directors of the Company appointed standing Audit and Compensation Committees. As of the date of this Proxy Statement, the Audit Committee has not formally adopted its charter, but will assist the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Compensation Committee will be responsible for reviewing and evaluating the duties and performance of the Company's officers and key employees and making recommendations concerning their compensation. The Compensation Committee will also oversee the Company's stock option plan. The members of the Audit Committee are Dr. Murdaugh, Mr. Baldwin and Ms. Cronin, and the members of the Compensation Committee are Dr. Murdaugh and Mr. Baldwin. One member of the Audit Committee, Margaret Cronin, is not "independent" within the meaning of the NASDAQ listing standards, as she is an executive officer of the Company and the wife of William Cronin, also an executive officer of the Company.

     As the Audit Committee had not formally adopted its charter at the time, an ad hoc committee of the entire Board of Directors consisting of William Cronin, Terry Holmes and Margaret Cronin reviewed and discussed the Company's audited financial statements for the last fiscal year with the Company's management. Further, a representative of that committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No.1 and have discussed with the accountants their independence. On the basis of those reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included for filing with the Securities and Exchange Commission in the Company's Annual Report on Form 10-KSB for the last fiscal year.

     As the committees were only recently formed, there were no meetings of the Audit and Compensation Committees during the last fiscal year.

Management Remuneration
-----------------------

     The following table summarizes the total compensation of the chief executive officer (the "Named Executive Officer") for the last three fiscal years. No other executive officer received more than $100,000 in salary and bonuses during the last fiscal year. However, see "Certain Transactions" for a description of stock options issued to certain executive officers during the last two fiscal years.

                              SUMMARY COMPENSATION

                                                          Long Term Compensation
                                              Annual      ----------------------
                            Year Ended     Compensation   Securities Underlying
         Name               December 31,      Salary            Options
         ----               ------------      ------            -------

William D. Cronin,             2000         $105,000              0
Chairman of the Board and      1999           72,500              0(1)
Chief Executive Officer        1998             --                --

------------------------

(1) Excludes 3,154,000 shares of common stock issued to Mr. Cronin in connection with the merger with MedGrup Development Services, Inc. (See "Certain Transactions").

     The Named Executive Officer did not receive any option grants during the last fiscal year, and owns no options at fiscal year end.

Employment Agreements
---------------------

     Each of the executive officers, including William Cronin, Margaret Cronin, Terry Holmes, Gary Mendenhall and James Wantman, is subject to an employment agreement with us for a three-year term, with automatic one-year renewals. The agreements grant each officer a base salary, with an automatic annual increase of no less than 5%, the possibility of incentive compensation, benefits generally applicable to employees, reimbursement of expenses and a vehicle allowance. Mssrs. Holmes and Wantman were also granted stock options as part of their respective employment agreements. The agreements contain provisions that obligate us to pay one year's base salary and to provide twelve months of benefits as a severance package, in the event of termination during the contract term without "Cause" by the Company or with "Good Reason" by the employee. Good Reason includes a change in control of the Company, whereby 50% or more of our outstanding voting securities shall change ownership, we sell more than 75% of our assets, or, within a six month period, there is a change in the individuals constituting the majority of the Board of Directors.

Stock Option Plan
-----------------

     Our 1999 Incentive Stock Option Plan (the "Plan") provides for the granting of stock options for up to 1,500,000 shares of our common stock to our executive officers and other employees. The plan also permits the granting of non-qualified options to persons who are not employees of the Company but none-the-less provide valuable service to the Company. Currently, the Board of Directors administers the Plan, but the Plan permits a compensation committee to administer it. The Board intends to delegate the responsibility to the Compensation Committee. The Board of Directors has the sole discretion to determine eligibility of persons to receive incentive stock options, as well as the amounts, terms and conditions of the granting of options. Our shareholders have approved this plan, but must ratify the increase in the number of shares reserved under the plan to 1,750,000, the elimination of the anti-dilution provision, and the annual increase in the number of shares reserved under the Plan, as more fully described in Proposal No. 3.

     The stock option grants under the Plan have various vesting schedules, including partial vesting immediately upon date of the grant, partial quarterly automatic vesting, quarterly vesting based upon the occurrence of certain events, vesting on a date certain, vesting based upon stock price or some combination thereof. Early vesting of all or part of the unvested options may occur upon certain events, including retirement or permanent disability of the employee, dissolution, liquidation, reorganization, merger or consolidation of the Company, or upon sale of all or substantially all of the property of the Company. The majority of the options expire seven years after the date of the grant.

     As of the fiscal year end, options to purchase 1,527,500 shares of our common stock are outstanding, of which 597,833 have vested. As of December 31, 2000, 200,669 shares of common stock remain available for new option grants under this Plan. A total of 21,831 shares were acquired on exercise of options during the last fiscal year. The exercise prices of the options range from $1.00 per share to $3.99 per share, with a weighted average exercise price of $1.29 per share.

Compensation of Directors
-------------------------

     Each member of the Board of Directors who is not an employee of the Company is entitled to receive a grant of 2,500 options to purchase the Company's common stock each year in which the individual serves on the Board. The options vest one year from the date of the grant. Each director is also entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth information with respect to the ownership of the Company's common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners known to the Company to hold more than five percent (5%) of the Company's common stock. As of April 5, 2001, a total of [5,806,831] shares of common stock, the Company's only class of voting stock, were issued and outstanding.

     The following shareholders have sole voting and investment power with respect to the shares, unless it is indicated otherwise. The address of each executive officer and director is 1824 Woodmoor Drive, Suite 102, Monument, CO 80132, unless otherwise indicated.

     Name and address of
     Beneficial Owner                              Number of Shares   Percentage
     ----------------                              ----------------   ----------
     Executive Officers and Directors

     William D. Cronin (1,2)                          2,776,800         47.82%

     Margaret M. Cronin (1,2)                           652,300         11.23%

     Gary B. Mendenhall (3)                             310,000          5.07%

     Terry Holmes (4)                                   208,917          3.50%

     James S. Wantman (5)                               100,000          1.69%

     Elizabeth W. Murdaugh (6)                           30,000            *
     550 Silhouette Way
     Monument, Colorado 80132

     Alan W. Baldwin (6)                                      0            *
     1400 Winsted Drive
     Fallston, Maryland 21047

     All Directors and Executive
     Officers as a Group (7 individuals) (2, 3, 4,5,6)4,056,717         63.55%

-----------------------
* Less than 1%

     1 Margaret Cronin is the wife of William Cronin. Each individual disclaims beneficial ownership of shares owned by his or her spouse.

     2 Includes 21,300 shares owned by the Cronins' minor children.

     3 Includes 310,000 shares immediately issuable upon exercise of an option at a purchase price of $1.00 per share until 2006. Excludes an additional 190,000 shares underlying an option which are not yet vested.

     4 Includes 166,667 shares immediately issuable upon exercise of an option at a purchase price of $1.30 per share until 2007. Excludes an additional 333,333 shares underlying an option which are not yet vested. The remaining options vest in equal, semiannual installments of 83,333.4 shares on February 14 and August 14 of each year.

     5 Includes 100,000 shares immediately issuable upon exercise of an option at a purchase price of $1.30 per share until 2007. Excludes an additional 25,000 shares underlying options which are not yet vested.

     6 Excludes 5,000 shares underlying options which are not yet vested.


Certain Transactions
--------------------

     (A) Merger with MedGrup Development Services, Inc. Effective May 12, 1999, the assets and liabilities of MedGrup Development Services, Inc. were merged into our Company, then known as Perseus Art Group, Inc., and we commenced operation as MedGrup Corporation. In connection with this merger, we split our stock such that every two shares outstanding prior to the merger were converted into one share at the effective date. Prior to the merger, MedGrup Development Services, Inc. was a Colorado corporation owned entirely by Bill and Margaret Cronin. In connection with the merger, we issued 3,154,000 shares of our common stock to Mr. Cronin and 631,000 shares to Ms. Cronin.

     Also in connection with the merger, we transferred our assets and liabilities existing prior to the effective date to former officers and directors. We assigned assets consisting of art inventory and valued at $2,765 for purposes of that transaction to Bruce Capra, former president, chief executive officer and director of the Company, in consideration of his surrendering 125,000 shares of our common stock to us. We assigned assets consisting of a computer and cash valued at $11,223 for purposes of the transaction to Scott Thornock, former vice president and director of the Company, in consideration of his assuming and agreeing to pay all of the liabilities which existed prior to the merger.

     The Board of Directors of our Company as then constituted considered the foregoing transactions to be no less favorable than could have been obtained from unaffiliated third parties.

     (B) Options issued to Executive Officers.

     Gary Mendenhall, Senior Vice President of MedGrup, was granted 500,000 options upon employment with the Company. A total of 310,000 of these options are presently vested; 60,000 additional options vest when the Company's stock price reaches $3 per share; 60,000 additional options vest when the Company's stock price reaches $4 per share and 70,000 options vest when the Company's stock price reaches $5 per share. For purposes of this vesting provision, the share price will be measured based upon the average of the mean between the closing bid and the asked prices during the preceding 30 calendar days. The exercise price of Mr. Mendenhall's options is $1.00 per share and they expire on May 26, 2006.

     Terry Holmes, our President, was granted 500,000 options upon employment with the Company. A total of 166,667 options have vested, and the remaining options vest in equal, semiannual installments of 83,333.4 shares on February 14 and August 14 of each year. The options have an exercise price of $1.30 per share and expire on February 14, 2007.

     Finally, James Wantman, our Vice President of Finance, was granted 100,000 shares upon employment with the Company. Those shares have vested, have an exercise price of $1.30 per share and expire on January 3, 2007. In addition, Mr. Wantman was granted 10,000 options on July 1, 2000, which options vest on July 1, 2001, have an exercise price of $1.54 per share and expire on July 1, 2007. He was granted an additional 15,000 options on December 31, 2000, which options vest on December 31, 2001, have an exercise price of $1.65 and expire on December 31, 2007.

     The grant of these options was unanimously approved by the Board of Directors as it existed at the time of the grants.

     (C) Other related transactions.

     During the year ended December 31, 1999, we repaid advances received from William Cronin, Chairman of the Board and Chief Executive Officer, totaling $10,287. Also, during the year ended 1999, the Mr. Cronin leased office space to us for three months for a total of $1,500.

     Prior to termination of its status as an "S" corporation for Federal income tax purposes, we recorded a distribution payable of $100,000 to William and Margaret Cronin, shareholders of MedGrup Development Services, Inc. That amount was repaid to the Cronins during the year ended December 31, 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934
--------------------------------------------------------------------

     The following table sets forth each director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant registered pursuant to Section 12 of the Securities Exchange Act of 1934 that failed to file on a timely basis, Forms 3, 4 or 5 as required by Section 16(a) during the most recent fiscal year or prior years.

     The numbers of late Form 3, Form 4 and Form 5 reports, and the late Form 4 transactions reported are as follows:

Name of reporting Person   Late Form 3   Late Form 4   Late Form 5  Transactions
------------------------   -----------   -----------   -----------  ------------

William D. Cronin              0             2             0             2

Alan W. Baldwin                1             0             1             0

Elizabeth W. Murdaugh          1             0             0             0


                             APPOINTMENT OF AUDITORS
                           (Proposal 2 on Proxy Card)

     We retained Cordovano and Harvey, P.C., independent accountants, to audit our financial statements beginning with the year ended December 31, 1999. Cordovano and Harvey replaced A. Liparulo, CPA, who acted as the accountant for MedGrup Development Services, Inc. and audited its financial statements for the year ended December 31, 1998. The dismissal of A. Liparulo and hiring of Cordovano and Harvey was approved by our Board of Directors. Cordovano and Harvey, P.C. audited the financial statements of Perseus Art Group, Inc. prior to its name change to MedGrup Corporation.

     The report of A. Liparulo for December 31, 1998 did not contain an adverse opinion or disclaimer of opinion, nor was such report modified as to uncertainty, audit scope or accounting principles. There was no disagreement with A. Liparulo on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to his satisfaction, would have caused him to make reference to the subject matter of the disagreement in connection with his report.

     The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required for the ratification of the appointment of the independent auditors for the 2001 fiscal year. The Board of Directors recommends a vote FOR the ratification of appointment of the independent auditors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                     RATIFICATION OF AMENDMENT TO INCENTIVE
                                STOCK OPTION PLAN
                           (Proposal 3 on Proxy Card)

     The shareholders previously approved the Company's 1999 Incentive Stock Option Plan, which provided for the issuance of a maximum of 1,500,000 shares of common stock. The amount of stock reserved for issuance has been exhausted. Accordingly, on June 29, 2000, the Board of Directors approved an amendment to increase the shares available under the Plan from 1,500,000 shares to 1,750,000 shares and cancelled an anti-dilution clause which previously existed in the Plan. In addition, effective ___________, 2001, the Board approved a provision for an annual increase of shares available under the Plan, equal to the lesser of (i) 4% of the Company's outstanding shares on such date (on a fully diluted basis), assuming the exercise of all outstanding stock options, warrants or other convertible securities or (ii) an amount determined by the Board. The text of this amendment is attached hereto as Exhibit A. We are now requesting that the shareholders ratify these amendments.

     The Plan is intended to promote the Company's long-term financial interests by attracting and retaining directors, executive, managerial and other key employees of outstanding ability and also consultants and other persons rendering substantial service to the Company by providing a competitive compensation program and by aligning the interests of the Company's directors, employees and others with those of its shareholders.

     The proposed amendment to the Plan is designed to increase the number of shares reserved for issuance, thereby permitting additional option grants. We believe that the amendment is in the best interest of the Company and our shareholders, as it would allow us to reward and incentivize additional employees and consultants with the grant of options. We believe that ownership of equity securities by our employees and consultants is important, as it helps align their interests with those of the shareholders.

     In addition, the proposed amendment eliminates the anti-dilution provision in the Plan. The Board believes that it must exercise its fiduciary duty in the best interest of all shareholders, not just option holders. The Board believes that the anti-dilution provision, which requires an adjustment to the exercise price of outstanding options upon the sale of common shares at a lower price than that exercise price, impairs its flexibility and subjects the Company to a penalty, should such an adjustment be required. We believe the elimination of the anti-dilution provision is in the best interests of the Company and its shareholders.

     The elimination of the anti-dilution provision is designed to be effective upon the date of the amendment by the Board. Options holders who were granted options prior to the effective date are entitled to the benefit of the anti-dilution provision, although we do not believe that there will be any significant impact on the Company due to the relatively low exercise prices for options granted at that time.

     The approval of the amendment to the Plan may have the effect of diluting the equity interest of existing shareholders of the Company. The Board of Directors, or a committee of that Board, will be empowered to select recipients of grants under the Plan, and the exercise price of any options granted under the Plan. To the extent that the exercise price is less than the price paid by a shareholder for his or her stock, his or her equity interest may be diluted. However, the Board of Directors believes that the amendment is in the best interests of the shareholders.

     The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required for the ratification of the amendment to the Plan. The Board of Directors recommends a vote FOR the ratification of the amendment to the 1999 Incentive Stock Option Plan, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                    ADOPTION OF PROPOSED AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           (Proposal 4 on Proxy Card)

     On ___________, 2001, the Board of Directors unanimously adopted, subject to shareholder approval, the Amended and Restated Articles of Incorporation ("Proposed Articles") and requests that the shareholders ratify the adoption of those Articles. The complete text of the Proposed Articles is included as Exhibit B to this Proxy Statement. The Board recommends that the shareholders carefully review the Proposed Articles, and recommends a vote FOR the Proposed Articles.

     By way of background, the Company was originally formed as Perseus Art Group, Inc., a Colorado corporation, on June 26, 1998. We merged with MedGrup Development Services, Inc., a Colorado corporation, on May 12, 1999, with Perseus being the surviving corporation. Perseus amended its Articles to change its name to MedGrup Corporation contemporaneous with the merger.

     In addition to the name change, the amendment to the Articles filed on May 12, 1999 included a reverse stock split on a 1 for 2 basis, an increase in authorized capital to 50,000,000 shares of common stock and a new provision regarding limited liability of directors under certain circumstances. On December 26, 2000, the Company further amended its Articles to reclassify its authorized capital such that 45,000,000 shares would be common stock and 5,000,000 shares would be preferred stock. The Company did not previously have preferred shares authorized.

     The current provisions of the Articles of Incorporation are contained in numerous documents. For this reason, the Board believes an amendment and restatement of the Articles is necessary so that all relevant provisions are contained in one document. If the Proposed Articles are adopted, they will become effective upon filing with the Colorado Secretary of State.

     The affirmative vote of a majority of the shares entitled to vote at the annual meeting is required for the ratification of the Amended and Restated Articles of Incorporation. The Board of Directors recommends a vote FOR the ratification of the amended and restated Articles of Incorporation, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2001 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the annual meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2001 annual meeting, they must be received by the Company no later than December 10, 2001. It is anticipated that the next annual meeting will be held in May of 2002. Such proposals should be directed to MedGrup Corporation, 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132,
Attention: Margaret M. Cronin, Secretary.

                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report on Form 10-KSB for the last fiscal year, including financial statements, is included with this Proxy Statement. The Company will provide a copy of any exhibits to the Form 10-KSB without charge to any shareholder upon request.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If, however, any other matters should properly come before the meeting, it is intended that holders of the Proxies will act in accordance with their judgment on such matters.


                                            BY ORDER OF THE BOARD OF DIRECTORS:



                                            Margaret M. Cronin, Secretary

                                      PROXY

                               MEDGRUP CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                                  May 17, 2001
                                   10:00 A.M.

     The undersigned hereby appoints William D. Cronin and Terry J. Holmes, or either of them, with full power of substitution, to act as Proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of the Company's stockholders to be held at the office of the Company, 1824 Woodmoor Drive Suite 102, Monument, Colorado 80132, phone (719) 481-1500.

     This proxy is revocable and will be voted as directed, but if you do not provide instructions, this proxy will be voted FOR the nominees for director set forth below and FOR each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy in accordance with his judgment of the best interests of the Company and its stockholders.

     So that your vote may be represented at the annual meeting, please complete and sign this proxy as soon as possible. You may return this proxy in the enclosed postage-paid envelope or you may fax it to the Company at (719) 481-1525.


The Board of Directors recommends a vote FOR each of the nominees for director set forth below, FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors, FOR the ratification of an amendment to the Company's Incentive Stock Option Plan and FOR ratification of the Amended and Restated Articles of Incorporation.

     [X] Please indicate your votes by placing and "X" in the corresponding box.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Indicate your vote with respect to the nomination of William D. Cronin, Terry J. Holmes, Margaret M. Cronin, Alan W. Baldwin and Elizabeth W. Murdaugh as directors:

     [ ] FOR all nominees

     [ ] FOR all nominees EXCEPT the nominees written on the line below:


             ---------------------------------------------------------

     [ ] WITHHOLD VOTE with respect to all the nominees

                              APPROVAL OF AUDITORS
                                  (Proposal 2)

Indicate your vote with respect to Proposal 2, which ratifies the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending December 31, 2001.

     [ ] FOR approval of the auditors

     [ ] AGAINST approval of the auditors

     [ ] ABSTAIN with respect to the approval of the auditors


                        RATIFICATION OF AMENDMENT TO THE
                           INCENTIVE STOCK OPTION PLAN
                                  (Proposal 3)

Indicate your vote with respect to Proposal 3, which ratifies the amendment to the Incentive Stock Option Plan, increasing the amount of authorized shares under the Plan to 1,750,000, eliminating the anti-dilution provision and permitting an annual increase of shares available under the Plan.

     [ ] FOR ratification of the amendment to the Incentive Stock Option Plan

     [ ] AGAINST ratification of the amendment to the Incentive Stock Option
Plan

     [ ] ABSTAIN with respect to the ratification of the amendment to the Incentive Stock Option Plan


                  RATIFICATION OF PROPOSED AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                  (Proposal 4)

Indicate your vote with respect to Proposal 4 which adopts the proposed Amended and Restated Articles of Incorporation.

     [ ] FOR the ratification of the Amended and Restated Articles of Incorporation

     [ ] AGAINST the ratification of the Amended and Restated Articles of Incorporation

     [ ] ABSTAIN with respect to the Amended and Restated Articles of Incorporation

     The undersigned acknowledges receipt from the Company of (1) the Notice of Annual Meeting of Stockholders dated April ___, 2001, (2) the Proxy Statement dated April ___, 2001 and (3) the Annual Report on Form 10-KSB of the Company for the 2000 fiscal year prior to the execution of this proxy.


----------------------------------------------
Signature of Stockholder or Authorized Person:

----------------------------------------------
Title (if applicable):

Date:
     -----------------------------------------


INSTRUCTIONS: If you are signing as an individual, please sign exactly as your name appears herein. If you are signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other authorized person, please give your full title. If shares are held jointly, either stockholder may sign but only one signature is required.

                                    Exhibit A

The following is proposed to replace the current section 4.1:

     4.1 Reserved Common Shares. The total number of Common Shares of the Company available for issuance under the Plan shall be 1,750,000, plus an annual increase to be added on the day of each Annual Stockholders Meeting beginning with the Annual Stockholders Meeting in 2001 making the authorized shares available under the Plan equal to the least of the following amounts (i) 4% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis), that is assuming the exercise of all outstanding stock options and warrants to purchase common stock or (ii) an amount determined by the Board. The reserved shares may be either authorized but unissued, or previously issued and subsequently reacquired. However, when the exercise price for an Option granted under this Plan is paid in an "immaculate" or "cashless" exercise with previously outstanding shares or with the shares underlying the Option which is being exercised, the total number of Common Shares for which Options granted under this Plan may thereafter be exercised shall be irrevocably reduced by the total number of Common Shares for which such Option is thus exercised without regard to the number of shares received or retained by the Company in connection with that exercise.

                                   Exhibit B

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                               MEDGRUP CORPORATION


     Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation. These articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto.

     ARTICLE I. Name. The Name of the Corporation is MEDGRUP CORPORATION.

     ARTICLE II. Duration. The Corporation shall have perpetual duration.


     ARTICLE III. Principal Office. The principal office of the Corporation in the State of Colorado shall be located at 1824 Woodmoor Drive, Suite 102, Monument, Colorado 80132, and after that at such location as the Board of Directors may determine.

     ARTICLE IV. Purposes. The nature of the business of the Corporation and the objects, purposes and business thereof proposed to be transacted, promoted or carried on are to engage in any lawful act or activity for which corporations may be organized under the Colorado Business Corporation Act.

     ARTICLE V. Capital Structure.

     Section 1. Authorized Capital. The total number of shares of all classes which the Corporation shall have authority to issue is 50,000,000, of which 5,000,000 shall be Preferred Stock, $.001 par value per share and 45,000,000 shall be Common Stock, $.001 par value per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

     Section 2. Preferred Stock. The Corporation, by resolution of its Board of Directors, may divide and issue the Preferred Stock in series. Preferred Stock of each series, when issued, shall be designated to distinguish them from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Stock into series and to fix and determine the relative rights and preferences of the stock of any such series so established to the full extent permitted by these Amended Articles of Incorporation and the Colorado Business Corporation Act in respect to the following:

          A. The number of shares to constitute such series, and the distinctive designations thereof;

          B. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

          C. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

          D. The amount payable upon shares in event of involuntary liquidation;

          E. The amount payable upon shares in event of voluntary liquidation;

          F. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          G. The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

          H. Voting powers, if any; and

          I. Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

     Section 3. Common Stock.


          A. The rights of holders of Common Stock to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Stock fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Stock.

          B. The holders of the Common Stock shall be entitled to one vote for each Common Share held by them of record at the time for determining the holders thereof entitled to vote.

     ARTICLE VI. Board of Directors. The business and affairs of the Corporation shall be managed by the Board of Directors. The number of Directors constituting the Board of Directors shall be fixed in the manner provided in the Bylaws of the Corporation.

     In accordance with the Bylaws of the Corporation, the Board of Directors may thereupon be divided into classes, each class to be as nearly equal in number as possible, with the term of office of directors of the first class to expire at the first annual meeting of shareholders after their election, and the terms of the successive classes expiring at successive annual meetings of shareholders thereafter. At each annual meeting following such classification and division of the members of the Board of Directors, a number of directors equal to the number of directorships in the class whose term expires at the time of such meeting shall be elected to hold office for a term of years equal to the number of classes, and such term shall expire at the annual meeting held during the final year of the term.

     ARTICLE VII. Voting by Shareholders.

     Section 1. Cumulative Voting. Cumulative voting shall not be allowed in the election of directors of the Corporation and every shareholder entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he has a right to vote.

     Section 2. Denial of Preemptive Rights. No shareholder of the Corporation shall by reasons of his holding shares of any class or series have any preemptive or preferential rights to purchase or subscribe to any shares of any class or series of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series now or hereafter to be authorized, whether or not the issuance of any such shares or notes, debentures, bonds or other securities would adversely affect the dividend or voting rights of such shareholder, other than such rights, if any, as the Board of Directors, in its discretion from time to time, may grant, and at such price as the Board of Directors, in its discretion, may fix; and the Board of Directors, if otherwise authorized by the provisions of these Amended and Restated Articles of Incorporation may issue shares of any class or series of the Corporation or any notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of any class or series, without offering any such shares of any class or series either in whole or in part to the existing shareholders of any class or series.

     Section 3. Majority Vote. When, with respect to any action to be taken by the shareholders of the Corporation, the Colorado Business Corporation Act requires the vote or concurrence of the holders of greater than a majority of the outstanding shares, or of any class or series entitled to vote thereon, any and every such action shall be taken, notwithstanding the requirements of the Colorado Business Corporation Act, by the affirmative vote or concurrence of the holders of a majority of the outstanding shares, or of any class or series entitled to vote thereon.

     ARTICLE VIII. Right of Directors to Contract with Corporation.

     Section 1. No contract or other transaction between the Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors of the Corporation are directors or officers or are financially interested, shall be either void or voidable solely because such directors are present at the meeting of the Board of Directors or a committee thereof which authorizes or approves such contract or transaction or solely because their votes are counted for such purpose if:

          A. The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for that purpose without counting the votes or consents of the interested directors; or

          B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

          C. The contract or transaction is fair and reasonable to the Corporation.

     Section 2. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

     ARTICLE IX. Indemnification of Officers, Directors and Others. The Board of Directors of the Corporation shall have the power to:

     Section 1. Indemnify any director, officer, employee or agent of the Corporation to the fullest extent permitted by the Colorado Business Corporation Act as presently existing or as hereafter amended.

     Section 2. Authorize payment of expenses (including attorney's fees) incurred in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article IX.

     Section 3. Purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article IX.

     The indemnification provided by this Article IX shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, and Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ARTICLE X. Corporate Opportunity. The officers, directors and other members of management of this Corporation shall be subject to the doctrine of "corporate opportunities" only insofar as it applies to business opportunities in which this Corporation has expressed an interest as determined from time to time by this Corporation's Board of Directors as evidenced by resolutions appearing in the Corporation's minutes. Once such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the officers, directors, and other members of management of this Corporation shall be disclosed promptly to this Corporation and made available to it. The Board of Directors may reject any business opportunity presented to it and thereafter any officers, directors or other member of management may avail himself of such opportunity. Until such time as this Corporation, through its Board of Directors, has designated an area of interest, the officers, directors and other members of management of this Corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the right of any officer, director or other member of management of this Corporation to continue a business existing prior to the time that such area of interest is designated by the Corporation. This provision shall not be construed to release any employee of this Corporation (other than an officer, director or member of management) from any duties which he may have to this Corporation.

     ARTICLE XI. Limitations on Director Liability. To the fullest extent permitted by the Colorado Business Corporation Act as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith.

     ARTICLE XII. Powers and Limitations. The powers and limitations of the Corporation shall be those set forth by the Colorado Business Corporation Act, under which this Corporation is formed.

     ARTICLE XIII. Rights to Amend, Alter, Change or Repeal. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation in the manner now or hereinafter prescribed herein or by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.

     The Amended and Restated Articles of Incorporation were adopted by a vote of the shareholders. The number of shares voted for the Amended and Restated to the Articles of Incorporation was sufficient for approval.


     IN WITNESS WHEREOF, I have hereunto set my hand and seal this _______ day of _________________, 2001.


                                            By:
                                            --------------------------------
                                            Terry J. Holmes, President